Exhibit 99.1

PRESS RELEASE

GSE ANNOUNCES DELISTING FROM NEW YORK STOCK EXCHANGE;
EXPECTS TO BEGIN TRADING ON THE OTCQB MARKETPLACE UNDER NEW TICKER SYMBOL “GSEH”

Houston, TX, March 4, 2014 - GSE Holding, Inc. (“GSE” or the “Company”) (NYSE: GSE), a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications, today announced that it has been notified by NYSE Regulation, Inc. that, because the Company was not in compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual of the New York Stock Exchange, NYSE Regulation, Inc. intends to delist the Company’s common stock from the New York Stock Exchange by filing a delisting application with the Securities and Exchange Commission.  As previously disclosed, the Company has fallen below the continued listing standard requiring an average global equity market capitalization of at least $50 million over a consecutive 30 trading-day period where total stockholders’ equity is less than $50 million.  In addition, the Company has now fallen below the continued listing standards requiring (i) an average global equity market capitalization of at least $15 million over a consecutive 30 trading-day period and (ii) an average closing price of at least $1.00 over a consecutive 30 trading-day period.

The Company does not intend to appeal the delisting determination.  The Company anticipates that the delisting of its common stock from the New York Stock Exchange will be effective at the opening of trading on Wednesday, March 5, 2014.

The Company expects that its common stock will be traded on the OTCQB Marketplace beginning on Wednesday, March 5, 2014 under the ticker symbol “GSEH.”  The Company can provide no assurance that any trading market for these securities will exist on the OTCQB Marketplace.  The OTCQB Marketplace is a market tier operated by OTC Markets Group Inc. for over-the-counter traded companies.

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water, wastewater and aquaculture.
GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company’s principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills, contain materials generated in certain mining processes, and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the US, Chile, Germany, Thailand, China and Egypt.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.